EXHIBIT 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 Madison Avenue

New York NY 10016

Contact:

Michael Shaffer, EVP, Finance and Chief Financial Officer, PVH

212 381 3523

PHILLIPS-VAN HEUSEN PROMOTES THREE SENIOR EXECUTIVES TO NEW MANAGEMENT POSITIONS

NEW YORK, March 10, 2006 -- Phillips-Van Heusen (NYSE: PVH) today named Allen Sirkin President and Chief Operating Officer, succeeding Emanuel Chirico who was named Chief Executive Officer of the company last month.  The company also promoted Kenneth Duane to Vice Chairman, Wholesale Apparel, a new position where he will have responsibility for both the Company’s Sportswear and Dress Shirt Groups.  Previously, Mr. Sirkin had served as Vice Chairman, Dress Shirts, and Mr. Duane was Vice Chairman, Sportswear.  Additionally, the company promoted Michael Shaffer, Executive Vice President, Finance, to Chief Financial Officer.

“We are very fortunate at PVH to have a deep and talented group of executives managing our businesses,” said Mr. Chirico. “These promotions allow us to take full advantage of these individuals’ considerable experience, knowledge and leadership to help further drive our company forward.”

Mr. Sirkin has been with PVH for over 20 years, having held leadership positions in the company’s Dress Shirt, Sportswear, Footwear and Retail divisions.  Prior to joining PVH, Mr. Sirkin had held executive positions with Warnaco, Pony Apparel Active Sportswear, McGregor Sportswear, and Manhattan Industries.  Mr. Chirico noted, “In Allen Sirkin, we have not only a long-time and loyal associate, but a strong, experienced industry executive who has been instrumental in making us the world’s largest dress shirt company and has taken our Dress Shirt Group to record levels of growth and profitability.  Allen has overseen much of our transformation from a one brand dress shirt company to the source of some of the most famous and best-selling brands of dress shirts in the department store, mid-tier department and specialty store channels of distribution.  Allen’s breadth of experience and depth of knowledge in the apparel industry make him uniquely qualified to serve as President and COO and make him an important resource and business partner for me.”

Mr. Duane, who had been the head of the company’s Sportswear Group since 2000, will now also assume responsibility for the Dress Shirt Group as Vice Chairman, Wholesale Apparel, a combined division that becomes the company’s largest.  He will report to Mr. Sirkin. Mr. Duane joined PVH in 1998 as President of the Izod division and was named Vice Chairman, Sportswear in 2001.  Prior to joining PVH, his career of over 20 years included senior executive positions in leading European and U.S. apparel firms such as Guess?, Nautica, and Hugo Boss.  Of Mr. Duane, Mr. Chirico commented, “Since Ken’s arrival at PVH, he has been a key player in reviving and lateralizing the IZOD brand.  Under Ken’s stewardship, Arrow has become the largest men’s sportswear resource in the mid-tier department store channel and the company has launched the Calvin Klein men’s better sportswear line to overwhelming success.  Given his strength in sales and knowledge of the retail landscape, I am comfortable that Ken will continue both the record success that he has had in sportswear, as well as the strong performance of the Dress Shirt Group, which he will now also lead.”

Mr. Shaffer, who was given the additional title of Chief Financial Officer, has been with PVH for over 15 years.  He was promoted to EVP, Finance, in early 2005, having previously served in a series of positions in both the finance and retail operations areas, most recently as Vice President, Retail Store Operations.  “I have worked closely with Mike over the past year since he assumed the role of EVP, Finance, and before that in his various positions in our finance and retail operations, as well as in his key role in the Calvin Klein acquisition.  Mike is a strong financial officer and well-versed in the company’s businesses.  I look forward to continuing to work with Mike in his new role for many years to come.”

Phillips-Van Heusen Corporation is one of the world's largest apparel companies. It owns and markets the Calvin Klein brand worldwide. It is the world's largest shirt company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, IZOD, Arrow, and G.H. Bass & Co., and its licensed brands Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, UNLISTED, a Kenneth Cole

Production, BCBG Max Azria, BCBG Attitude, MICHAEL Michael Kors, Sean Jean, Chaps, Donald J. Trump Signature Collection and, debuting later this year, JOE Joseph Abboud.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release including, without limitation, statements relating to the Company's future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and footwear products, both to its wholesale customers and in its retail stores, and the levels of sales of the Company's licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company's licensors and other factors;  (iii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, including the Company's ability to realize revenue growth from developing and growing Calvin Klein; (iv) the Company's operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing or political and labor instability in the United States or any of the countries where the Company's products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's or the Company's existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company's licensees to market successfully licensed products or to preserve the value of the Company's brands, or their misuse of the Company's brands and (viii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

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